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                                     UNITED STATES
                           SECURITIES AND EXCHANGE COMMISSION
                                WASHINGTON, D.C.  20549

                                ________________________


                                        FORM 8-K

                                ________________________


                                     CURRENT REPORT

     PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934


      Date of Report (Date of earliest event reported):  September 7, 1999


                                SOLIGEN TECHNOLOGIES, INC.

               (exact name or registrant as specified in its charter)


         Wyoming                        1-12694                95-4440838
(State or other jurisdiction        (Commission File         (I.R.S. Employer
incorporation or organization           Number)             Identification No.)

                   19408 Londelius Street, Northridge, California 91324
                         (Address of principal executive offices)


Registrant's telephone number, including area code: 818-718-1221

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                          SOLIGEN TECHNOLOGIES, INC.
                                   FORM 8-K


ITEM 5.  OTHER EVENTS.

The American Stock Exchange notified the Company that its Common Stock listed on the Emerging Company Marketplace was to be delisted. The Company did not meet the Exchange guidelines with the Company's shareholders' equity less than $2.0 million and the per share market price of its Common Stock below $1.00.

As a result of the action taken by Amex, the last day of trading of the Company's Common Stock on the American Stock Exchange under the symbol SGT was September 3, 1999. The Company's Common Stock was to begin trading on the Over-The-Counter Bulletin Board on September 7, 1999, under the symbol SGTN.


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                                  SIGNATURE

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

September 7, 1999                      SOLIGEN TECHNOLOGIES, INC.


                                       By:  /s/ Yehoram Uziel
                                            ---------------------
                                            President, CEO and
                                            Chairman of the Board